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                                                                    Exhibit 99.7


                      FORM OF NOMINEE HOLDER CERTIFICATION

                             TRANSMEDIA NETWORK INC.
                          NOMINEE HOLDER CERTIFICATION


         The undersigned, a bank, broker, or other nominee holder of rights ("Rights"), in order to purchase shares of Series A Preferred Stock, $.10 par value per share ("Series A Preferred Shares"), of Transmedia Network Inc. ("Transmedia") pursuant to the rights offering described and provided for in Transmedia's prospectus dated October 7, 1999 (the "Prospectus"), hereby certifies to Transmedia and to American Stock Transfer and Trust Company, as Subscription Agent for such rights offering, that (1) the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Series A Preferred Shares specified below for the Basic Subscription Privilege and Oversubscription Privilege (as defined in the Prospectus) and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full.


         1. Number of Series A Preferred Shares subscribed for pursuant to the Basic Subscription Privilege _________________

         2.  Number of Series A Preferred Shares subscribed
             for pursuant to the Oversubscription Privilege    _________________




                                    --------------------------------------------
                                    Name of bank, broker or other nominee holder

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------



                                         By: __________________________________
                                             Name:
                                             Title:

Dated:  ____________________, 1999